UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.         )

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☐	Soliciting Materials Pursuant to §240.14a-12

Universal Guardian Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Universal Guardian Holdings, Inc.

September 15, 2005

To Our Shareholders:

I am pleased to invite you to attend the 2005 Annual Meeting of Shareholders of Universal Guardian Holdings, Inc., (“Universal Holdings”) to be held on Thursday, October 6, 2005, at 9:30 a.m., Pacific Coast Time, at  the Hilton Hotel located at 18800 MacArthur Boulevard, Irvine, California, 92612 (the “Annual Meeting”).

In anticipation of the Annual Meeting, we enclose for your review a formal Notice of Annual Meeting and Proxy Statement which describes the business to come before the meeting, and a proxy card.  We also enclose a copy of our Annual Report on Form 10-KSB for our 2004 fiscal year, which provides additional current information relating to Universal Holdings and our business.

If you hold shares of our common stock as of the close of business on September 2, 2005, you will be entitled to vote at the Annual Meeting.  The principal purpose of the Annual Meeting, as more particularly described in the enclosed Notice of Annual Meeting and Proxy Statement, is to (1) elect three directors to our board of directors, (2) amend our certificate of incorporation to increase our authorized number of common shares to 100,000,000, (3) ratify the Universal Guardian Holdings, Inc. 2005 Stock Incentive Plan; and (4) ratify the appointment of our independent auditors.  You should note that our board of directors unanimously recommends a vote for each of the nominated directors, as well as the other proposals.  Please note that we plan to conduct a short meeting to focus on these items, and related discussion.  After that, we will provide time for your questions and comments.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted for several reasons.  First, if you do not vote your shares, you will not have a say in the important issues to be voted on at the Annual Meeting.  Many of our shareholders do not vote, so the shareholders who do vote influence the outcome of the election in greater proportion than their percentage ownership of the company.  Additionally, in order to approve any matter, we will need a quorum of at least one-third of our common shares.  Banks and brokers holding shares in “street name” that have not received voting instructions from their clients often will not vote on “non-routine” proposals, such as approval of the amendments to our certificate of incorporation and the ratification of the Universal Guardian Holdings, Inc. 2005 Stock Incentive Plan.  This effectively reduces the number of votes cast, thereby making your vote more important.  For these reasons we request that you submit your proxy as soon as possible.  If you decide to attend the Annual Meeting, and desire to vote your shares personally, you will of course have that opportunity.

We would like to express our appreciation for your continued interest in Universal Holdings, and hope you can be with us at the Annual Meeting.

Sincerely

Michael J. Skellern Chief Executive Officer and President

UNIVERSAL GUARDIAN HOLDINGS, INC.

4695 MACARTHUR COURT, SUITE 300

NEWPORT BEACH, CALIFORNIA 92660

TELEPHONE: 949.861.8295 / FACSIMILE: 949.861.8694

Universal Guardian Holdings, Inc.

2005 Annual Meeting Of Shareholders

Notice Of Annual Meeting And Proxy Statement

Date and Time	Thursday, October 6, 2005, at 9:30 a.m., Pacific Coast Time.
Place	Hilton Hotel located at 18800 MacArthur Boulevard, Irvine, California, 92612
Items of Business

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To elect three directors to serve until their successors have been elected and qualified.

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To amend our certificate of incorporation to increase the number of common shares we are authorized to issue from 50,000,000 shares to 100,000,000 shares.

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To ratify the Universal Guardian Holdings, Inc. 2005 Stock Incentive Plan.

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To ratify the appointment of AJ. Robbins, PC., as our independent auditors for the fiscal year ended December 31, 2005.

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To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Who May Vote	You may vote if you are a holder of our common stock as of the record date for the Annual Meeting.
Record Date	September 2, 2005
Annual Report	Our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2004 is enclosed.
Voting By Proxy

Please submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.  For specific instructions, please refer to the “Questions And Answers” section beginning on page 2 of this proxy statement and the instructions on the proxy card.

Mailing Date

This Notice of Annual Meeting and Proxy Statement and accompanying Proxy Card and Annual Report on Form 10-KSB for our fiscal year ended December 31, 2004 are being distributed on or about September 16, 2005.

QUESTIONS AND ANSWERS

Q:

Why Am I Receiving These Materials?

A:

The board of directors of Universal Guardian Holdings, Inc., a Delaware corporation (sometimes referred to in these proxy materials as “we,” “our company” or “Universal Holdings”), is providing these proxy materials to you in connection with our annual meeting of shareowners to be held on Thursday, October 6, 2005 (the “Annual Meeting”). As a holder of record or beneficial owner of our common stock (referred to in these proxy materials as our “common shares“), you are invited to attend the Annual Meeting and to vote on the proposals described in this proxy statement.

Q:

What Information Is Contained In These Materials?

A:

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting and the voting process, as well as additional information concerning Universal Holdings we are required to give you under the regulations of the United States Securities and Exchange Commission (the “SEC”).  We are also including with this proxy statement our annual report on form 10-KSB for our fiscal year ended December 31, 2004, which includes an updated description of our business and full consolidated audited financial statements for our most recent fiscal year ended December 31, 2004.

Q:

What Proposals Are Our Common Shareholders Entitled To Vote Upon At The Annual Meeting?

A:

There are four proposals scheduled to be voted on at the Annual Meeting by our common shareholders:

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the election of three directors,

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the approval of an amendment to our certificate of incorporation which would increase the number of common shares we are authorized to issue from 50,000,000 shares to 100,000,000 shares;

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the ratification of the Universal Guardian Holdings, Inc. 2005 Stock Incentive Plan; and

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the ratification of the appointment of AJ. Robbins, PC as our independent auditors for the fiscal year ended December 31, 2005.

Q:

What Is Universal Holdings’ Voting recommendation To Our Common Shareholders?

A:

Our board of directors recommends that you vote your shares “FOR” each of the three director nominees to our board of directors, “FOR” the each of the amendment to our certificate of incorporation, “FOR” the ratification of the Universal Guardian Holdings, Inc. 2005 Stock Incentive Plan and “FOR” the ratification of AJ. Robbins, PC as our independent auditors for fiscal 2005.

Q:

What Shares Can I Vote?

A:

You may vote any common shares which you own as of the close of business on September 2, 2005, the record date for the Annual Meeting (the “Record Date”).  These shares include shares held directly in your name as the shareowner of record, and shares held for you as the beneficial owner through a stockbroker or bank.

Q:

Do I Need An Admission Ticket To Attend The Annual Meeting?

A:

All Universal Holdings shareholders are welcomed to attend the Annual Meeting.  You may, however, be required to provide proof of identification should you desire to attend and vote your shares at the Annual Meeting.

Q:

Can I Vote My Shares In Person At The Annual Meeting?

A:

Yes, you may vote your shares in person at the Annual Meeting.  If you choose to do so, please bring the enclosed proxy card and proof of identification.

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Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy card as described below so that your vote will be counted if you later decide not to attend.

Q:

How Can I Vote My Shares Without Attending The Annual Meeting?

A:

To vote your shares without attending the Annual Meeting, you should submit your proxy card directly to Universal Holdings’ stock transfer and registrar, Stalt, Inc., either by mail or by facsimile.  If you provide specific voting instructions, your shares will be voted as you instruct.  If you sign but do not provide instructions, your shares will be voted as described below in “Q: How Are Votes Counted?”.  For Stalt’s’ contact information see “Q: How Can I Get Further Information?” below.

Q:

Can I Change My Vote?

A:

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may accomplish this by granting a new proxy card bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person.  Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:

How Are Votes Counted?

A:

In the election of directors, you may vote “FOR” each of the director nominees, or your vote may be “WITHHELD” with respect to one or more of those nominees.

With respect to the other proposals contained in this proxy statement, you may vote “FOR,” “AGAINST” or “ABSTAIN.”  If you “ABSTAIN,” it has the same effect as a vote “AGAINST.”

If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors.

Each of our director nominees has consented to his or her nomination for election.  Should any director nominee no longer remain a candidate at the time of the Annual Meeting, your proxy card will be voted for the election of a replacement nominee to be designated by our board of directors to fill that vacancy.

Q:

What Is The Voting Requirement To Approve Each Of The Proposals?

A:

In the case of the election of the director positions, the three persons receiving the highest number of “FOR” votes by our common shares which vote will be elected.  All other proposals require the affirmative “FOR” vote of a majority of our common shares which vote.

Q:

What Happens If Additional Proposals Are Presented At The Annual Meeting?

A:

Other than the proposals described in this proxy statement, we do not expect any other matters to be presented for a vote at the Annual Meeting.  If you grant a proxy, the persons named as proxy holders on the proxy card, namely, Messrs. Michael J. Skellern (our Chief Executive Officer and President) and Marian J. Barcikowski (our Chief Financial Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:

How Many Votes Do I Have?

A:

Each common share outstanding as of the Record Date is entitled to one vote for each of the three director positions, and one vote for each of the other proposals.  As of the Record Date, there were 39,682,094 common shares issued and outstanding.

Q:

Is Cumulative Voting Permitted For The Election Of Directors?

A:

Cumulative voting does not apply to the Annual Meeting as we are not required under Delaware corporate law, and have not elected under our certificate of incorporation or bylaws, to provide for cumulative voting.

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Q:

What Is The Quorum Requirement For The Annual Meeting?

A:

The quorum requirement for holding the Annual Meeting and transacting business is one-third of the shares entitled to vote.  In determining whether a quorum is present, all shares present in person or represented by proxy with respect to the matter to be voted upon are counted as present for the purpose of determining the presence of a quorum, including shares to which the holder abstains from voting on the matter.

Q:

Who Will Count The Votes?

A:

A representative of our company, or our legal counsel, will tabulate the votes and act as the inspector of election.

Q:

Where Can I Find The Voting Results Of The Annual Meeting?

A:

We will announce preliminary voting results at the meeting and publish final results either on our website, a form 8-K filed with the SEC, or in our quarterly report on form 10-QSB for the third quarter of fiscal 2005 which we expect to file with the SEC on or before November 14, 2005.

Q:

Who Will Bear The Cost Of Soliciting Votes For The Annual Meeting?

A:

Universal Holdings will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for those solicitation activities.

Q:

May I Nominate A Director For Election At The Annual Meeting?

A:

So long as you are a shareholder, you may nominate a director for election at the Annual Meeting provided that you provide Universal Holdings with adequate prior written notice of that nomination not more than 90 days and not fewer than 10 days in advance of the Annual Meeting (i.e., no later than September 26, 2005).  In addition, the notice must meet all other requirements contained in our bylaws or corporate governance charters and codes.  Any nomination for a director nominee must contain the following information:

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the nominee’s name, age, business address and, if known, residence address;

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the nominee’s principal occupation or employment; and

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the number of shares of each class of our stock which the nominee beneficially owns.

The presiding officer of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Q:

May I Propose Actions For Consideration At The Annual Meeting?

A:

It is too late to propose actions at this year’s Annual Meeting.  You may, however, make a proposal for next year’s Annual Meeting.

In order for a shareowner proposal to be considered for inclusion in our proxy statement for next year’s Annual Meeting, we must, pursuant to SEC rules, receive the written proposal by no later than 120 days in advance of the day specified as the mailing date in our proxy statement for this Annual Meeting.  Thus, since September 16, 2005 is specified as the mailing date in this year’s proxy statement, in order for any such nomination notice to be timely for next year’s Annual Meeting, it must be received by Universal Holdings not later than May 26, 2006 (i.e., 120 days prior to the one year anniversary of the September 16, 2005 date).

In order for a shareowner proposal to be raised from the floor during next year’s Annual Meeting, we must, pursuant to SEC rules, also receive the written proposal by no later than 45 days in advance of the day specified as the mailing date in our proxy statement for this Annual Meeting.  Thus, since September

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16, 2005 is specified as the mailing date in this year’s proxy statement, in order for any such proposal to be made from the floor, it must be received by Universal Holdings not later than August 2, 2006 (i.e., 45 days prior to the one year anniversary of the September 16, 2005 date).

These proposals must also comply with SEC regulations regarding the inclusion of shareowner proposals in company-sponsored proxy materials.  We suggest that any nominations or proposals be submitted by certified mail-return receipt requested.  Universal Holdings reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Q:

How Can I Contact Universal Holdings’ Directors?

A:

If you would like to contact or board or directors or any of our directors, you may send a communication to the board or that director in care of Universal Holdings at the following company address, and we will forward that communication to the board or that director:

Universal Guardian Holdings, Inc.
4695 MacArthur Court, Suite 300
Newport Beach, California 92660
Tel:  (949) 861-8295
Fax:  (949) 861-8694
E-mail:  info@universalguardian.com

After reviewing shareholder messages, our board of directors or director will, at its or his or her discretion, determine whether any response is necessary.

Q:

How Can I Get Further Information?

A:

If you have questions or need more information about the Annual Meeting, you may contact Universal Holdings at any of the addresses previously described in “Q: How Can I Contact Universal Holdings’ Directors?”.

Any questions you may have relating to title to your securities or your address of record should be addressed to Universal Holdings’ stock transfer and registrar, Stalt, Inc., at the following addresses:

Stalt, Inc.
671 Oak Grove Avenue, Suite C
Menlo Park, CA 94025
Attn: Bill Senner
Tel:  (650) 321-7111
Fax:  (650) 321-7113
E-mail: info@stalt.com

Q:

What happens if several shareholders reside at the same address but we only receive one set of proxy materials?

A:

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.”  Under this practice, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies.  Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request Universal Holdings at any of the addresses previously described in “Q: How Can I Contact Universal Holdings’ Directors?”. You may also contact the company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

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PROPOSAL NO. 1

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ELECTION OF DIRECTORS

There are three nominees for election to our board of directors as directors this year:  Messrs. Michael J. Skellern, Mel R. Brashears, and Michael D. Bozarth.  Messrs. Skellern and Brashears have been serving as directors since 2002 and 2003, respectively, and Mr. Bozarth has been serving as a director since September 1, 2005.  Information regarding the business experience of each of these nominees is provided below.  There are no family relationships among our executive officers and directors except as described below.

Our certificate of incorporation provides that our board of directors shall be “classified” pursuant to which our directors shall serve three-year terms on a “staggered” basis pursuant to which one-third of our directors would be subject to election every year, unless our company is so-called “quasi-California corporation” subject to section 2115 of the California Corporations Code and has less than 800 shareholders of record, in which event our directors shall serve concurrent one-year terms.  Once we are no longer subject to section 2115, or in the event we are subject to section 2115 but have at least 800 shareholders, our certificate of incorporation requires us to classify our board of directors effective as of the first annual meeting of shareholders following that event.

Prior to July 2004, we were a quasi-California corporation subject to section 2115, and therefore did not have a classified board.  However, since we have not been a quasi-California corporation since July 2004, we will implement a classified board at the Annual Meeting as required by our certificate of incorporation, by dividing our board into three classes, designated Class I, Class II and Class III, with our directors allocated amongst such classes as nearly equal in numbers as possible.  In order to place the classes of directors on a staggered basis for purposes of annual elections, the directors in Classes I and II would initially hold office for one and two-year terms, respectively.  The original director in Class I, who will initially serve a one-year term, will be eligible for re-election to a full three-year term at the annual meeting of shareholders to be held in 2006.  The original director in Class II, who will initially serve a two-year term, will be eligible for re-election to a full three-year term at the annual meeting of shareholders to be held in 2007.  The original director in Class III, who will initially serve a full three-year term, will be eligible for re-election for a new three-year term at the annual meeting of shareholders to be held in 2008.  Each director will serve until his or her successor is duly elected and qualified at an annual meeting of shareholders as provided above or until his or her earlier death, resignation or removal.  In the event of the replacement or appointment of a new director in the interim, the new director shall serve until at the first annual meeting of shareholders occurring after the scheduled expiration of the term of the class of directors to which he or she has been appointed.

The board of directors as elected at this Annual Meeting will designate which directors will be appointed to each class going forward.  Assuming the present slate of nominees are reelected, the board of directors would designate Mr. Bozarth to serve as a Class I director and to initially serve a one-year term, Mr. Brashears to serve as a Class II director and to initially serve a two-year term, and for Mr. Skellern to serve as a Class III director and to initially serve a full three-year term..  If the board of directors as elected at the Annual Meeting contains persons other than the nominated slate, then such reconstituted board will designate which directors will be appointed to each class by majority vote or, if agreement cannot be reached, the designation will be made by the director with the longest length of prior service on the board.

The designated proxy holders will vote each proxy received by them from our voting shareholders as directed on their proxy cards or, if no direction is made, for the three nominees named above.  If any of these nominees should be unable or unwilling to serve, the discretionary authority granted to the proxy holders as provided in the proxy card will be exercised to vote for a substitute nominee designated by our board of directors.  We have no reason to believe that any substitute nominee will be required.

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The three nominees receiving the highest number of votes cast by our common shares will be elected to fill the three director positions.  The proxies cannot be voted for more than three nominees.

Our board of directors recommends that you vote “FOR” the election of Messrs. Skellern, Brashears and Bozarth as our three directors.  Proxies solicited by our board of directors will be so voted unless the shareholder tendering the proxy specifies otherwise.

Background Of Director Nominees

Michael J. Skellern Age 56 Director since December 31, 2002

Mr. Skellern has served as Chief Executive Officer and a director of Universal Holdings since December 31, 2002, and as Chief Financial Officer of that corporation from August 31, 2003 to July 31, 2004.  Mr. Skellern also holds the following positions with our various subsidiaries:  (1) Chairman and Director of Secure Risks, Ltd. since July 1, 2004; (2) Director of Strategic Security Solutions International, Ltd. since July 1, 2004; (3) President, Chief Executive Officer, Chief Financial Officer and a director of Shield Defense Corporation since January 28, 2004, and President since March 9, 2005; (4) Chairman and Director of Shield Defense International since June 4, 2004; (5) Chairman and Director of Shield Defense Technologies since January 28, 2004; (6) Chief Financial Officer and a director of ISR Systems, Inc. since February 24, 2004; and (7) director of Universal Guardian Corporation since March 19, 2001, President of that corporation since April 1, 2001, Chief Executive Officer of that Corporation since April 1, 2002, and Chief Executive Officer and Secretary of that corporation since September 1, 2003.

In addition to being employed by the Universal Holdings and its subsidiaries, Mr. Skellern has been President and CEO of Pacific International, Inc., since 1977.  Mr. Skellern was also President, International, BigStore.com, Inc., from October 1999 to July 2000, and its Chief Executive Officer from July 2000 to December 2000.  Prior to that, Mr. Skellern was Chief Executive Officer of Sotheby’s Premier Canadian Properties, Ltd. from March 1998 through September 1999, and President and Chief Executive Officer of Pacific International Communications from 1992 to 1997.  Mr. Skellern has previously served on the board of directors for several private companies.  Mr. Skellern holds a Masters of Business Administration degree from Knightsbridge University.

Mel R. Brashears Age 59 Director since July 30, 2003

Mr.  Brashears has served as an outside director of Universal Holdings since July 30, 2003.  Mr. Brashears has also been Chairman of the Board of Irvine Sensors Corporation (Nasdaq: IRSN) since March 2001, and a director of that corporation since December 2000, and has also been the Chairman and Chief Executive Officer of iNetWorks Corporation, a subsidiary of Irvine Sensors Corporation.  Previously, Mr. Brashears was Sector President and Chief Operating Officer at Lockheed Martin Corporation. He is a past Chairman, co-Chairman or director of several companies and corporations. Additionally, he served on the boards of the American Electronics Association, the California State University Foundation, and the University of Southern California’s Center for Telecommunications Management.  Mr. Brashears is an invited member of the Telecommunications Academy of Russia.  Mr. Brashears is a graduate of the University of Missouri, where he earned his bachelor’s, master’s and Ph.D. degrees in engineering, and where he also taught.  He has also attended several executive institutes including the Management Institute from Penn State University, and the University of Michigan Executive Program.

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Michael D. Bozarth Age 43

Mr. Bozarth has served as an outside director of Universal Holdings since September 1, 2005.  Mr. Bozarth has enjoyed a twenty-one year career at Accenture serving as a Managing Partner in the Financial Services Industry Practice. He has spent his career in strategy, planning and the implementation of large scale infrastructure programs and became a full equity partner in 1996.  From 1998 to 1999 Mr. Bozarth was responsible for the largest network infrastructure program ever completed by Accenture.  Mr. Bozarth also served as a Client Relationship Partner and Select Quality Review Partner at several key clients in North America and abroad.  His clients are both domestic and international including some of the largest retail banks, lenders, and credit card companies in the world. From 2000 to 2002, he was responsible for Accenture’s largest consulting services engagement in their Financial Services Practice.  In 2003, Mr. Bozarth was admitted to the Global Leadership Council and awarded “Diamond Client Partner” status at Accenture. The latter honor recognized his client relationships and business contributions to be among the top 15 partners out of 2,500 partners worldwide.  In 2003 to 2004, Mr. Bozarth was in charge of the Banking Industry Practice in North America.  In this role he was responsible for the strategy and go-to-market approach for this practice.  From 2004 to 2005, Mr. Bozarth continued his leadership role at Accenture by focusing exclusively on managing deal teams that shaped and negotiated Accenture’s largest business contracts and acquisitions.

Mr. Bozarth graduated from the University of Southern California in 1984 with a Bachelors of Science degree in Computer Science Engineering. Mr. Bozarth actively represented Accenture in the American Banker Association and the Mortgage Banker Association of America. He also serves on the Board of the University of Southern California Associates for the Marshall School of Business and MRE, Inc., a real estate development company.

Board Of Directors

Our certificate of incorporation sets the authorized number of directors on our board of directors at not less than three nor more than nine, with the actual number fixed by a resolution of our board.  At a meeting of our board of directors held on September 1, 2005, the board adopted a resolution fixing the number of members to the board at three directors.

Our certificate of incorporation provides that our board of directors shall be “classified” pursuant to which our directors shall serve three-year terms on a “staggered” basis pursuant to which one-third of our directors would be subject to election every year, unless our company is so-called “quasi-California corporation” subject to section 2115 of the California Corporations Code and has less than 800 shareholders of record, in which event our directors shall serve concurrent one-year terms.  Once we are no longer subject to section 2115, or in the event we are subject to section 2115 but have at least 800 shareholders, our certificate of incorporation requires us to classify our board of directors effective as of the first annual meeting of shareholders following that event.

Prior to July 2004, we were a quasi-California corporation subject to section 2115, and therefore did not have a classified board.  However, since we have not been a quasi-California corporation since July 2004, we will implement a classified board at the Annual Meeting as required by our certificate of incorporation, by dividing our board into three classes, designated Class I, Class II and Class III, with our directors allocated amongst such classes as nearly equal in numbers as possible.  In order to place the classes of directors on a staggered basis for purposes of annual elections, the directors in Classes I and II would initially hold office for one and two-year terms, respectively.  The original director in Class I, who will initially serve a one-year term, will be eligible for re-election to a full three-year term at the annual meeting of shareholders to be held in 2006.  The original director in Class II, who will initially

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serve a two-year term, will be eligible for re-election to a full three-year term at the annual meeting of shareholders to be held in 2007.  The original director in Class III, who will initially serve a full three-year term, will be eligible for re-election for a new three-year term at the annual meeting of shareholders to be held in 2008.  Each director will serve until his or her successor is duly elected and qualified at an annual meeting of shareholders as provided above or until his or her earlier death, resignation or removal.  In the event of the replacement or appointment of a new director in the interim, the new director shall serve until at the first annual meeting of shareholders occurring after the scheduled expiration of the term of the class of directors to which he or she has been appointed.

As previously discussed, Messrs. Skellern and Brashears have been serving as directors since 2002 and 2003 respectively, while Mr. Bozarth has served as a director since September 1, 2005.  If relected at the Annual Meeting and until their until their earlier death, retirement, resignation or removal, Mr. Skellern will serve a three year term as a Class III director or until his successor is elected and qualified by our voting shareholders, Mr. Brashears a two-year term as a Class II director or until his successor is elected and qualified by our voting shareholders, and Mr. Bozarth a one-year term as a Class I director or until his successor is elected and qualified by our voting shareholders.

During fiscal 2004, our board of directors held seven meetings.  No director attended less than 75% of the total number of those meetings.

Universal Holdings does not have a formal policy requiring directors to attend the Annual Meeting.  Nevertheless, we encourage each director to, and anticipate that each director will, attend the meeting.  At our previous Annual Meeting, each of our directors as of that date attended.

Messrs. Brashears and Bozarth are each “independent” as that term is defined by the American Stock Exchange (“AMEX”).  Under the AMEX definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $60,000 during the current or past three fiscal years; or (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years.

Our board of directors has adopted a code of ethics, which applies to all of our officers, directors and employees. You may request a copy of the code of ethics without charge by contacting the company.

Audit Functions

Our board of directors handled all audit committee functions during fiscal 2004.

None of our independent directors are an “audit committee financial expert” within the meaning of SEC rules.  An audit committee financial expert is a person who can demonstrate the following attributes:  (1) an understanding of generally accepted accounting principles and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonable be expected to be raised by the company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal controls and procedures for financial reporting; and (5) an understanding of audit committee functions.  Although none of our independent directors are audit committee financial experts, we nevertheless believe in view of our development stage status that they have the requisite financial background and experience to carry out their duties with respect to matters concerning the audit of our financial statements.

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Audit Report

The following is a report from our board of directors, dated prior to the appointment of Mr. Bozarth to the board, concerning the audit of our financial statements and the appointment of our independent auditors:

The board of directors of Universal Holdings oversees the company’s financial reporting process.  Management is responsible for Universal Holdings’ financial statements and the financial reporting process, including the system of internal controls.  Universal Holdings’ independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.  In fulfilling its responsibilities, the board of directors has reviewed and discussed with management and the independent auditors the audited financial statements that have been included in Universal Holdings’ annual report on form 10-KSB for the year ended December 31, 2004.  The board of directors has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.  In addition, the board of directors has discussed with the independent auditors the auditors’ independence from the company and its management including the matters in the written disclosures provided to the audit committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The board of directors approved the inclusion of the audited financial statements in Universal Holdings’ annual report on Form 10-KSB for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.  The board of directors has also approved the selection of the company’s independent auditors for the fiscal year ending December 31, 2005.

Board of Directors
Michael J. Skellern	Mel R. Brashears

Nomination And Communication Policies And Procedures

Our full board participates in the consideration of director nominees.  In nominating directors, our board considers a variety of factors, including whether an individual has experience as a senior executive at a publicly-traded corporation, experience in the management or leadership of a substantial private business enterprise, or such other professional experience as our board determines shall qualify an individual for board service.  Our board also strives to achieve an effective balance and range of experience and expertise, including operational experience and financial expertise. In considering candidates, our board evaluates the entirety of each candidate’s credentials.   Our board also has the authority to hire and pay a fee to consultants, search firms and other finders to assist in the process of identifying and evaluating candidates.  No such consultants or search firms have been used by the board to date in connection with this Annual Meeting and, accordingly, no fees have been paid to consultants or search firms.

Except as just discussed in this section, there are (1) no specific minimum qualifications that must be met by a board-recommended nominee, (2) no formal processes or policies used by the board in identifying, evaluating and recommending director nominees, and (3) no policies relating to the evaluation of directors nominated by shareholders for directors.  Shareholders may nevertheless recommend nominees for election or appointment pursuant to SEC guidelines in “Q: May I Propose Actions For Consideration At Next Year’s Annual Meeting Or Nominate Individuals To Serve As Directors?” in the “Questions And Answers” section of this proxy statement above, and our board in its discretion will determine whether or not to consider that candidate based upon such criteria as it deems relevant.

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Board Committees

Our board of directors has one active committee, a compensation committee, currently comprised of Mr. Skellern and Mr. Brashears.  The compensation committee is responsible for reviewing and making recommendations to board relating to the compensation of officers and directors and for administering our various stock plans.  The compensation committee not formally meet during fiscal 2004, although it has taken action by unanimous written consent.

Board Compensation

Our current compensation policy for our directors is to compensate them through the grant of options to purchase common shares as consideration for their joining our board of directors and/or providing continued services as a director.  Over current compensation practice is to grant to directors on an annual basis options to purchase 300,000 shares at current market prices for service on the board.  These options generally vest during the first year and lapse in five years if not exercised.  We do not currently provide additional cash compensation for service on committees, although we reimburse our directors for their expenses.

The following table describes the common share purchase options granted to our current directors as director compensation.

Name	Grant Date	Common Shares Purchasable	Exercise Price	Expiration Date
Michael J. Skellern (1)	7/1/2002(2)	150,000	$ 0.01	7/1/2012
Mel R. Brashears (3)	12/22/2003	500,000	$ 0.12	12/22/2008
	9/8/2004	500,000	$ 0.54	9/7/2009
	8/8/2005	300,000(4)	$ 1.14	8/7/2010
Michael D. Bozarth	8/8/2005	300,000(4)	$ 1.14	8/7/2010

(1)

Excludes 1,500,000 common share purchase options unrelated to the provision of services as a director which were granted to Mr. Skellern in his capacity as President and Chief Executive Officer of Universal Holdings.  See “Employment And Consulting Agreements With Executive Management”.

(2)

Granted for service on our Universal Guardian Corporation subsidiary board of directors; conversion right later extended to service on Universal Holdings board of directors.

(3)

Excludes 300,000 common share purchase warrants unrelated to the provision of services as a director which were granted to Mr. Brashears for consulting services.  See “Employment And Consulting Agreements With Executive Management”.

(4)

This grant is contingent upon the approval of the shareholders of the increase in authorized common shares proposed in this proxy statement.

Business Experience Of Executive Officers

Set forth below are Universal Holdings’ executive officers and a summary of their business experience:

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Marian J. Barcikowski Age 50 Chief Financial Officer

Mr. Barcikowski has served as Chief Financial Officer of Universal Holdings and each of its subsidiaries since August 2004, and Controller of Universal Holdings since June 2004.  Prior to joining Universal Holdings, Mr. Barcikowski was President of his own consulting company, Statistical Dynamics, LLC, a finance and accounting solution provider, from February 2002 to June 2004; Financial Controller for Sun Microsystems Educational Services, a subsidiary of Sun Microsystems (Nadsaq:SUNW) from January 1998 to February 2002; Controller of DynCorp of Colorado, Inc. from October 1995 to January 1998; Manager of Cost Accounting and Pricing and Acting Controller for Applied Solar Energy Corporation from April 1991 to September 1995; and Estimating Supervisor/Senior Process Engineer for Farley Industries from November 1976 to September 1984.  Mr. Barcikowski received his bachelor or arts degree from the University of Illinois, and his Bachelors of Business Administration and Masters of Business Administration degrees in Finance from Almeda College & University.

Mark V. Asdourian Age 46 General Counsel and Secretary

Mr. Asdourian has served as General Counsel and Corporate Secretary of Universal Holdings since August 23, 2004.  Mr. Asdourian has been in private practice since 1994 as principal of Mark V. Asdourian, P.C.  During this period Mr. Asdourian has also acted as general counsel of Shopping.com from 1997 until March 1999 when it was sold to Compaq Computer Corp.  From 1996 through to December 2001, Mr. Asdourian was retained by Weyerhauser Mortgage Company to manage its national litigation.  Mr. Asdourian has over fifteen years experience as a business trial lawyer and has obtained several multi-million dollar verdicts and settlements.  Mr. Asdourian has a bachelor of arts degree from the State University of New York, and a Juris Doctor degree from Southwestern University of Law.  Mr. Asdourian is admitted to practice law before the bars of the State of New York and California.

Bruce M. Braes Age 44 Managing Director Strategic Security Solutions

Mr. Braes has served as Managing Director, Strategic Security Solutions, of Secure Risks since July 2004, and Managing Director of SSSI since September 1998.  Prior positions include Intelligence Officer in Central Africa and South Africa for fifteen years with various governmental agencies.  Mr. Braes holds the ASIS International Certified Protection Professional Certification. He is a Member of the International Institute of Security as well as being a Fellow of the Security Institute.  He also possesses a Masters of Arts degree in Security Management from the University of Loughborough.

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Kurt Schaerer Age 64 Managing Director Shield Defense International Ltd.

Mr. Schaerer has served as Managing Director of Shield Defense International Ltd since May 2004.  Since 1991, Mr. Schaerer has been a consultant for international product development, contract manufacturing, sourcing and international operations, including for Cosa Libermann.  From 1991 through December 2003, Mr. Schaerer was Chief Executive Officer and a Director of EuroGroup, a purchasing agent for a consortium of European companies.  Prior to that, he worked for 35 years until 1991, when he retired, for Cosa Libermann, first as Assistant to its Managing Director, then as Director of its Consumer Goods Export Division, General Manager, and finally Director of Worldwide Corporate Development.  Mr. Schaerer also has also served on the board of a number of companies in Asia, such as Sodechanges, a subsidiary of Renault Finance, Cerberus Group Greater China, Euro China Group, and PAT, a subsidiary of the German manufacturer Rheinmetall Electronics Group and Chinese partners.

Ownership Of Securities By Management And Principal Shareholders

The following table sets forth selected information, computed as of August 31, 2005, about the amount of shares beneficially owned by each of our “executive officers” (defined as our President, Secretary, Chief Financial Officer or Treasurer, any vice-president in charge of a principal business function, such as sales, administration or finance, or any other person who performs similar policy making functions for our company, or those of any of our subsidiaries); each of our directors (or those of our subsidiaries); each person known to us to own beneficially more than 5% of any class of our securities; and the group comprised of our current directors and executive officers.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose.  See footnote (1) to this table.  We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  Unless otherwise stated, the address of each person is 4695 MacArthur Court., Suite 300, Newport Beach, California 92660.

	Common Stock(1)
Name	Amount	%
Michael J. Skellern (2)(3)(4)	9,064,167(8)	22.2%
Mel R. Brashears (3)	1,300,000(8)	3.2%
Michael D. Bozarth (3)	—	—
Marian J. Barcikowski (2)	225,000(10)	*
Mark V. Asdourian (2)	293,138(11)	*
Bruce M. Braes (2)(5)	1,247,115(12)	3.1%
Kurt Schaerer (2)(6)	125,000(13)	*
Mercator Advisory Group LLC (4)(1)	4,218,750(14)	10.3%
Dennis M. Cole (4)	2,575,000(15)	6.3%
Directors and executive officers, as a group	12,254,420(16)	28.9%

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*

Less than one-tenth of one percent.

(1)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrant or convertible preferred shares. The number of common shares outstanding as of the applicable date is 39,682,094 shares.

(2)

Executive officer.

(3)

Director.

(4)

5% shareholder.

(5)

The address for Mr. Braes is c/o Secure Risks Ltd., 36 Alie Street, London E1 8DA, United Kingdom.

(6)

The address for Mr. Schaerer is Royal Pacific Towers, 33 Canton Road, Tsimshatsui, Hong Kong, SAR, China.

(7)

The address of Mercator Advisory Group LLC is 555 South Flower Street, Suite 4200, Los Angeles, California 90071

(8)

Includes 1,054,167 common shares held by Pacific International, Inc., a corporation owned and controlled by Mr. Skellern; and 1,150,000 common shares issuable upon the exercise of fully vested common share purchase options.

(9)

Includes 1,300,000 common shares issuable upon the exercise of fully vested common share purchase options and warrants.

(10)

Includes 125,000 common shares issuable upon the exercise of fully vested common share purchase options.

(11)

Includes 125,000 common shares issuable upon the exercise of fully vested common share purchase warrants.

(12)

Includes 16,667 common shares issuable upon the exercise of fully vested common share purchase warrants.

(13)

Includes 75,000 common shares issuable upon the exercise of fully vested common share purchase options.

(14)

Includes 281,250 common shares issuable upon the exercise of fully vested common share purchase warrants. Also includes 1,884,375 common shares, and 753,750 common shares issuable upon the exercise of fully vested common share purchase warrants, held by Monarch Point Fund LP.  Also includes 928,125 common shares, and 371,250 common shares issuable upon the exercise of fully vested common share purchase warrants, held by Mercator Momentum Fund LP.  Mercator Advisory Group, LLC is the investment advisor for, and holds voting controls over common shares held by, Monarch Point Fund, Ltd. and Mercator Momentum Fund LP.  The common shares purchase warrants granted to Monarch, Mercator Fund and MAG contain provisions prohibiting any exercise of the warrants that would result in these entities or their affiliates beneficially owning more than 9.99% of our outstanding common shares as determined under Section 13(d) of the Exchange Act.  As a result of these provisions, such entities disclaim beneficial ownership in excess of 9.99% of our outstanding common shares.

(15)

Includes 1,300,000 common shares issuable upon the exercise of fully vested common share purchase options.

(16)

Includes 2,791,663 common shares issuable upon the exercise of fully vested common share purchase options and warrants.

Employment And Consulting Agreements With Executive Management

Michael J. Skellern

Mr. Skellern is currently employed as President and Chief Executive Officer of Universal Holdings pursuant to the terms of an executive employment agreement entered into effective October 1, 2004.  The essential terms of the employment agreement are as follows:

•

Mr. Skellern is employed under the agreement for an initial five-year initial term.  After the initial term, the agreement renews automatically for successive three-year terms, unless either Mr. Skellern or Universal Holdings provides at least one months notice prior to the expiration of the pending term of their election not to renew.

•

Mr. Skellern’ compensation under the agreement consists of an initial base salary of $296,570 per year, subject to annual increases as determined by our board of directors, but at least 15% on each anniversary date.

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•

Mr. Skellern is entitled to an automobile allowance of not less than $975 per month.

•

Universal Holdings is required to pay the insurance premium for a $2,000,000 life insurance policy on Mr. Skellern for the benefit of his family.

On December 22, 2003, Universal Holdings granted Mr. Skellern, as additional compensation for the provision of his services as President and Chief Executive Officer, common share purchase option entitling him to purchase 500,000 Universal Holding common shares at the price of $0.12 per share, the fair market value of the shares as of the date of grant.  One-half of these options vested upon grant, with the balance vesting on the first anniversary date of grant.  These options lapse to the extent unexercised on December 22, 2008.

On September 8, 2004, Universal Holdings granted Mr. Skellern, as additional compensation for the provision of his services as President and Chief Executive Officer, common share purchase option entitling him to purchase 500,000 Universal Holding common shares at the price of $0.52 per share, the fair market value of the shares as of the date of grant.  One-half of these options vested upon grant, with the balance vesting on January 1, 2005.  These options lapse to the extent unexercised on September 7, 2009.

On August 8, 2005, Universal Holdings granted to Mr. Skellern, as additional compensation for the provision of his services as President and Chief Executive Officer, common share purchase option entitling him to purchase 500,000 Universal Holding common shares at the price of $1.14 per share, the fair market value of the shares as of the date of grant.  The options vest on December 31, 2005, and lapse to the extent unexercised on August 7, 2010.  This grant is contingent upon the approval of the shareholders of the increase in authorized common shares proposed in this proxy statement.

For information relating to compensation paid to Mr. Skellern with respect to acting as a director of Universal Holdings, see “Board Compensation”.

Marian J. Barcikowski

Mr. Barcikowski was originally employed as Director of Finance and Comptroller of Universal Holdings under an employment agreement dated June 15, 2004, which expires on June 15, 2006.  In August 2004, Mr. Barcikowski was promoted to Chief Financial Officer.  The essential terms of the employment agreement are as follows:

•

Mr. Barcikowski is entitled to annual compensation of $120,000 per year.

•

The company may in its discretion pay Mr. Barcikowski a bonus at the end of each year of employment.

•

As an inducement for Mr. Barcikowski’s employment, he was granted a common share purchase option entitling him to purchase over five years 100,000 Universal Holding common shares at the price of $0.92 per share, the fair market value of the shares as of the date of grant.  One-half of the options vest upon the first anniversary of Mr. Barcikowski’s employment, while the balance vest on the second anniversary.

On September 8, 2004 Universal Holdings granted Mr. Barcikowski, as additional compensation for the provision of his services as Chief Financial Officer, common share purchase option entitling him to purchase an addition 400,000 Universal Holding common shares at the price of $0.52 per share, the fair market value of the shares as of the date of grant.  The grant of these options is contingent upon Mr. Barcikowski entering into a mutually acceptable amended employment agreement with Universal Holdings, which is presently under negotiations.  Subject to satisfaction of that condition, 75,000, 75,000, 125,000 and 125,000 of these options vest on October 1, 2005 through October 1, 2008, respectively.  These options lapse to the extent unexercised on September 30, 2009.

Mark V. Asdourian

Mr. Mark V. Asdourian is employed as our General Counsel pursuant to the terms of a four-year employment agreement with an effective date of September 8, 2004.  Under the terms of this agreement, Mr. Asdourian devotes  a

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substantial portion of his time to the company’s affairs.  Mr. Asdourian devotes the balance of his time to his private practice as principal of Mark V. Asdourian, A Professional Corporation.  With the consent of both parties, Mark V. Asdourian, A Professional Corporation acts as attorney of record with respect to certain litigation concerning the company.  The essential terms of the employment agreement are as follows.

•

Mr. Asdourian is currently entitled to compensation of $20,000 per month.

•

The company may in its discretion increase his salary and pay Mr. Asdourian a bonus at the end of each year of employment.

•

As an inducement for Mr. Asdourian’s employment, he was granted a common share purchase option entitling him to purchase over four years 500,000 Universal Holding common shares at the price of $0.52 per share, the fair market value of the shares as of the date of grant.  The options vest on a monthly basis commencing on the effective date of the agreement.

•

In addition and subject to board approval, in the event of the grant by the company of common share purchase options to its directors after January 1, 2005, Mr. Asdourian will be entitled to receive an identical grant.

•

The agreement will automatically renew for successive two year periods unless either party provides notification of termination at least thirty days’ prior to the expiration of a pending term.

On August 8, 2005, Universal Holdings granted to Mr. Asdourian, as additional compensation for the provision of his services as President and Chief Executive Officer, common share purchase option entitling him to purchase 300,000 Universal Holding common shares at the price of $1.14 per share, the fair market value of the shares as of the date of grant.  The options vest on December 31, 2005, and lapse to the extent unexercised on August 7, 2010.  This grant is contingent upon the approval of the shareholders of the increase in authorized common shares proposed in this proxy statement.

Bruce M. Braes

Mr. Braes was employed as Managing Director of Secure Risks under a service agreement with that company dated June 17, 2004.  The service agreement has an initial term of three years, although it is terminable by either party upon 90 days prior notice following the first anniversary date of the agreement.  The essential terms of the service agreement are as follows:

•

Mr. Braes is entitled to annual compensation of £100,000 per year.

•

Mr. Braes is entitled to be paid a discretionary bonus as determined by Secure Risks’ board of directors.  Secured Risks has since agreed to pay Mr. Braes (1) a stage one bonus equal to 30% of Secure Risks earnings before income taxes and amortization or “EBITA” over 20% EBITA , not to exceed Mr. Braes’ base salary; and (2) a stage two bonus equal to 50% of Secure Risks EBITA over 20% EBIDTA on any revenue increase over prior year revenues.  The bonus shall be paid 20% in cash and 80% in a number of Universal Holdings five-year common share purchase options equal to the amount of the bonus payable in options divided by the fair market value of the shares, and exercisable at that fair market value.

As additional compensation for Mr. Braes’s employment, Secure Risks also granted him a common share purchase option entitling him to purchase 50,000 Universal Holding common shares at the price of $0.79 per share, the fair market value of the shares as of the date of grant, vesting over three years.

Kurt Schaerer

Mr. Kurt Schaerer has been employed by Shield Defense International through Mr. Schaerer’s consulting company, Dipro Asia Pacific Ltd, on an “at will” basis since May 1, 2004.  As compensation for the provision of Mr.

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Schaerer’s services, we have agreed to compensate Dipro Asia Pacific the amount of $3,000 per month, and to pay a product sourcing fee based on a commission equal to 5% of the base manufactured cost of goods sourced FOB factory, to cover office rent and equipment.  We have also granted to Mr. Schaerer a common share purchase option entitling him to purchase over five years 150,000 Universal Holding common shares at the price of $1.04 per share, the fair market value of the shares as of the date of grant.  One-half of the options vest upon the first anniversary of Mr. Schaerer’s employment, while the balance vest on the second anniversary.

Dr. Mel R. Brashears

On July 7, 2003, we granted to Mr. Brashears, as compensation for consulting services, fully vested warrants entitling him to purchase 300,000 common shares at $0.19 per share, the fair market value of the shares as of the date of grant.  These warrants lapse, if unexercised, on July 27, 2008.

For information relating to compensation paid to Mr. Brashears with respect to acting as a director of Universal Holdings, see “Board Compensation”.

Summary Compensation Table

The following table shows the compensation earned over each of the past three fiscal years by each person who was a “named executive officer” (as that term is defined by the SEC) of Universal Holdings during fiscal 2004.

Long Term Compensation
		Annual Compensation (1)			Awards		Payouts
Named Executive Officer and Principal Position	Year	Salary	Bonus	Other	Restricted Stock	Securities Underlying Options & SARs	Long Term Incentive Plan	All Other Comp- ensation
Michael J. Skellern President and Chief Executive Officer	2004 2003 2002	$ 248,357 204,750 65,000	$ — — —	$ — — —	$ — — —	500,000 500,000 150,000(2)	$ — — —	$ — — —
Michael J. Stannard (3) Managing Director of Secure Risks	2004 2003 2002	$ 112,500 — —	$ 50,000 — —	$ — — —	$ — — —	1,250,000 — —	$ — — —	$ — — —

(3)

Includes, among other things, perquisites and other personal benefits, securities or property which exceed in the aggregate the lesser of either $50,000 or 10% of the total annual salary and bonus reported for that fiscal year.

(2)

Common share purchase options granted to Mr. Skellern in his capacity as a director of Guardian Corporation.

(3)

Mr. Stannard resigned his position as a director with Universal Holdings, and as a director and chief operating officer of Secure Risks, on May 26, 2005.

Stock Options And Stock Appreciation Rights Grant Table

The following table provides certain information with respect to individual grants during the 2004 fiscal year to each of our named executive officers of common share purchase options or stock appreciation rights relating to our common shares:

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Name	Common Shares Underlying Grant Of Options Or SARs	As Percentage Of Grants To All Employees(1)	Exercise Or Base Price	Expiration Date
Michael J. Skellern	500,000	10.2%	$0.54	September 7, 2009
Michael J. Stannard (2)	1,250,000	25.6%	$0.85	June 1, 2009

(2)

The numerator in calculating this percentage includes common share purchase options granted to each named executive officer in fiscal 2004 in his capacity as an officer (employee) and, if applicable, as a director.  The denominator in calculating this percentage is 4,370,000, which represents options granted to all company employees during fiscal 2004, including those to the named executive officers in their capacities as officers (employees) and, if applicable, directors.

(2)

Mr. Stannard resigned his position as a director with Universal Holdings, and as a director and chief operating officer of Secure Risks, on May 26, 2005.

Stock Options And Stock Appreciation Rights Exercise And Valuation Table

The following table provides certain information with respect to each of our named executive officers concerning any common share purchase options or stock appreciation rights they may have exercised in fiscal 2004, and the number and value of any unexercised common share purchase options or stock appreciation rights they may hold as of December 31, 2004:

Unexercised In-The-Money Options and SARs at December 31, 2004
Named Executive Officer	Shares Acquired On Exercise	Value Realized (1)	Number (Exercisable/ Unexercisable)	Value (2) (Exercisable/ Unexercisable)
Michael J. Skellern	—	—	900,000 / 250,000	$1,827,000 / $507,500
Michael J. Stannard (3)	—	—	625,000 / 625,000	$1,268,750 / $1,268,750

(3)

The dollar amount shown represents the difference between the fair market value of our common shares underlying the options as of the date of exercise and the option exercise price.

(2)

The dollar value provided represents the cumulative difference in the fair market value of our common shares underlying all in-the-money options as of December 31, 2004 and the exercise prices for those options.  Options are considered “in-the-money” if the fair market value of the underlying common shares as of the last trading day in fiscal 2004 exceeds the exercise price of those options.  The fair market value of Universal Holdings common shares for purposes of this calculation is $2.04, based upon the closing price for our common shares as quoted on the OTCBB on December 31, 2004.

(3)

Mr. Stannard resigned his position as a director with Universal Holdings, and as a director and chief operating officer of Secure Risks, on May 26, 2005.

Transactions And Business Relationships With Executive Management And Principal Shareholders

Summarized below are certain transactions and business relationships since September 1, 2003 between Universal Holdings and any person named in this proxy statement as an executive officer, director or holder of more than five percent of any class of our securities:

•

On October 1, 2004 we entered into a five-year employment agreement with Mr. Michael J. Skellern pursuant to which, among other things, we employed Mr. Skellern as our President and Chief Executive Officer.  On December 22, 2003 we granted Mr. Skellern common share purchase options entitling him to

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purchase 500,000 shares at $0.12 per share, the fair market value of the shares as of the date of grant.  On September 8, 2004, we granted Mr. Skellern common share purchase options entitling him to purchase 500,000 shares at $0.54 per share, the fair market value of the shares as of the date of grant.  For a description of the full terms of Mr. Skellern’s employment agreement and the terms of the option grants see that section of this prospectus captioned “Employment And Consulting Agreements With Executive Management”.

•

Prior to the above transaction, Mr. Skellern had been originally employed as Chief Executive Officer of Guardian Corporation under an employment agreement dated August 1, 2002, which expires on July 31, 2007. Effective September 30, 2003, Mr. Skellern’s employment agreement with Guardian Corporation went into default due to Guardian Corporation’s inability to perform on the agreement.  The Compensation Committee of Universal Holdings elected for the parent company to assume that prior employment agreement beginning October 2003.

•

On July 2, 2004, our Secure Risks subsidiary granted to Mr. Bruce M. Braes, in his capacity as an executive officer of Secure Risks, common share purchase options entitling him to purchase 50,000 Universal Holdings restricted common shares at the exercise price of $0.79 per share, the fair market value of the shares as of the date of grant.  These options vest in equal increments on the first through third anniversary dates of grants, and lapse to the extent unexercised on July 1, 2009.

•

On September 8, 2004, we granted to Mr. Mel R. Brashears in his capacity as a director of Universal Holdings, and to Mr. Michael J. Skellern in his capacity as an executive officer of Universal Holdings, common share purchase options entitling each of them to purchase 500,000 restricted common shares at the exercise price of $0.54 per share, the fair market value of the shares as of the date of grant. One-half of these options vest upon grant and the balance vest on January 1, 2005.  These options, which were granted as compensation for acting as a director during fiscal 2004, lapse to the extent unexercised on September 7, 2009.

•

On August 8, 2005, we granted to Messrs. Mel R. Brashears and Michael D. Bozarth, in their capacities as a director or prospective director of Universal Holdings, respectively, and to Mr. Mark V. Asdourian, in his capacity as an executive officer of Universal Holdings, common share purchase options entitling each of them to purchase 300,000 restricted common shares at the exercise price of $1.14 per share, the fair market value of the shares as of the date of grant.  Concurrently on August 8, 2005, we also granted to Mr. Michael J. Skellern in his capacity as an executive officer of Universal Holdings, common share purchase options entitling him to purchase 500,000 restricted common shares at the exercise price of $1.14 per share, the fair market value of the shares as of the date of grant.  The foregoing options vest on December 31, 2005, and lapse to the extent unexercised on September 7, 2009.  These grants are contingent upon the approval of the shareholders of the increase in authorized common shares proposed in this proxy statement.

Compliance With Section 16

Section 16(a) of the Securities and Exchange Act of 1934 requires any person who is a director or executive officer of Universal Holdings, or who beneficially holds more than 10% of any class of our securities which have been registered with the SEC, to file reports of initial ownership and changes in ownership with the SEC.  These persons are also required under SEC regulations to furnish us with copies of all Section 16(a) reports they file.  To our knowledge based solely on our review of the copies of the Section 16(a) reports furnished to us and written representations to us that no other reports were required, the following directors and executive officers were late or deficient with respect to the following filings under Section 16(a) during fiscal 2004 by the following persons who were as of such date an executive officer or director of the company:  (1) Messrs.  Marian J. Barcikowski, Mark V. Asdourian, Bruce M. Braes and Kurt Schaerer, and past-executive officers and/or directors Messrs. Michael J. Stannard, John Chase and William M. Glanton, each failed to file a form 4 relating to their initial appointment as an executive officer and/or director of the company, and their initial holdings at that time; (2) a past director, Mr. William C. Lowe, failed to file a form 4 in connection with the grant of consultant warrants to him in March and

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December 2004, respectively; and (3) Messrs. Michael J. Skellern, Mark V. Asdourian, Marian J. Barcikowski and Mel R. Brashears, and past-executive officers and/or directors, Messrs. Michael J. Stannard, Dennis M. Cole, William C. Lowe and Thomas J. Pernice, each failed to file a form 4 in connection with the grant of director or executive officer options to them in September 2004.

PROPOSAL NO. 2

—

INCREASE IN AUTHORIZED COMMON SHARES

General

On September 1, 2005, our board of directors approved an amendment to our certificate of incorporation to increase the number of common shares we are authorized to issue from 50,000,000 shares to 100,000,000 shares (the “Common Share Increase”), subject to shareholder approval.  In the event we receive shareholder approval for this action, the Common Share Increase will be implemented through, and become effective upon, the filing with the Delaware Secretary of State of a certificate of amendment to our certificate of incorporation.

Our board of directors recommends that you vote "FOR" the Common Share Increase.  Proxies solicited by our board of directors will be so voted unless your proxy specifies otherwise.

Purpose Of Common Share Increase

The purpose of the Common Share Increase is to increase the number of common shares authorized for issuance to ensure that sufficient shares remain available for issuance by the company for future corporate needs.  As of the date of this proxy statement, there were a total of 39,682,094 common shares issued and outstanding.  Consequently, until such time as we implement the Common Share Increase by filing the amendment to our certificate of incorporation, we would only be able to issue an additional 10,317,906 common shares without procuring shareholder approval to further increase our authorized capital.  Based upon convertible securities currently outstanding and other commitments to issue common shares, and after taking into consideration a lock-up agreement by certain executive officers and directors not to exercise common share purchase options they hold unless and until sufficient shares are available for issuance, we will only have 650,387 common shares available for issuance, which effectively precludes the company from issuing or reserving more than a de minimus number of additional shares for various corporate purposes going forward without procuring shareholder consent for each such issuance.

In the event the Common Share Increase is approved, our board of directors would be able to issue these additional common shares in its discretion from time to time, subject only to any rules or listing requirements of any securities exchange or market on which our common shares are listed or trade, and any other applicable rules and regulations in the case of any particular issuance or reservation for issuance that might require our shareholders to approve such transaction.  The newly authorized common shares could be sold or issued by the company in a variety of public or private transactions and for a variety of purposes, including the sale or issuance of debt or other equity securities convertible into common shares, to raise working capital, to satisfy indebtedness, to provide compensation including under current or future equity compensation plans or arrangements, to make additional acquisitions or enter into business combinations, or to facilitate stock splits or stock dividends.  Our board of directors believes that these additional shares will provide us with needed flexibility to issue shares in the future without the potential expense or delay incident to obtaining shareholder approval for any particular issuance.  There are currently no plans, arrangements, commitments or understandings with respect to the issuance of any of the additional common shares that would be authorized by the proposed amendment other than the potential satisfaction of previously granted convertible securities.

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Rights of Additional Authorized Shares

Any additional common shares authorized as a result of the Common Share Increase would, if and when issued, be part of our existing class of common shares and would have the same rights and privileges as common shares currently outstanding.  Our shareholders do not have pre-emptive rights with respect to the common shares.  Accordingly, should our board of directors issue additional common shares authorized as a result of the Common Share Increase, existing shareholders would not have any preferential rights to purchase any of such shares.

Effect Of Approval Of Common Share Increase

The issuance of additional common shares, including those issued as the result of the Common Share Increase, would have a dilutive effect on the voting power and interest of current shareholders, and could have a dilutive effect on our earnings per share and book value per share.  In addition, the issuance of additional common shares, including those issued as the result of the Common Share Increase, could also have an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or bylaws.  Our board of directors is not aware of any attempt, or contemplated attempt, to acquire control of the company, nor is this proposal being presented with the intent that it be used to prevent or discourage any acquisition attempt.  However, nothing would prevent our board of directors from taking any such actions that it deems to be consistent with its fiduciary duties.

Rejection Of Proposed Amendment Common Share Increase

In the event that our shareholders reject the proposed amendment, an absence of available shares could prevent us from making further acquisitions, raising additional working capital or entering into business combinations, or engaging or retaining qualified officers, employees, directors or consultants.  The foregoing consequences may not be in the best interests of the company or its shareholders.

PROPOSAL NO. 3

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RATIFICATION OF UNIVERSAL GUARDIAN HOLDINGS, INC. 2005 STOCK INCENTIVE PLAN

General

On September 1, 2005, our board of directors adopted the Universal Guardian Holdings, Inc. 2005 Stock Incentive Plan (the “2005 Plan”), conditioned upon the receipt of shareholder ratification at the Annual Meeting.  Under the 2005 Plan, a total of 10,000,000 common shares will be available for issuance through the grant of a variety of common share-based “awards” under the plan.  Since the approval of the board was conditioned upon subsequent shareholder ratification, the 2005 Plan will not be adopted by the company unless the plan is approved by you.  The board adopted the 2005 Plan with the intent to replace the Universal Guardian Holdings, Inc. 2002 Stock Compensation Program Plan (the “2002 Plan”), pursuant to which 1,125,000 common shares remain available for issuance, as well as the Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan (the “2003 Plan”), pursuant to which 713,007 common shares remain available for issuance.  If you ratify the 2005 Plan, no further grants will be made under either the 2002 Plan or the 2003 Plan.  The features of the 2005 Plan, a copy of which is attached to these proxy materials as Appendix 'A', are summarized below.

You should note that the officers, directors and employees of Universal Holdings who are also common shareholders may likely receive the grant of an award under the 2005 Plan at some point in the future, including the recipients of proposed grants under the plan described below under "Proposed Awards", and therefore have an interest in voting for the adoption of the 2005 Plan.

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Our board of directors recommends that you vote "FOR" the ratification of the Universal Guardian Holdings, Inc. 2005 Stock Incentive Plan.  Proxies solicited by our board of directors will be so voted unless your proxy specifies otherwise.

Reason For Adoption of 2005 Plan

The principal reason our board of directors adopted the 2005 Plan is to consolidate into a single shareholder-approved plan the available pool of common shares which may be issued to prospective employees and consultants pursuant to a variety of awards and to increase the number of shares issuable.  As our technology and services have now reached the commercial stage, we anticipate that we will significantly increase our employee and consultant base over the next several years as we ramp up operations, and we desire to be in a position of flexibility to offer awards as inducements for hiring new employees and consultants or retaining existing employees and consultants.  While 1,125,000 and 713,007 shares currently remain available for grant under our 2002 Plan and 2003 Plan, respectively, we believe this number is inadequate in the longer term.  We believe our best alternative is to establish a new plan, updated to reflect more recent developments under applicable corporate and securities laws, to supercede those plans.

Our principal reason in seeking shareholder ratification for the 2005 Plan is to have in place a shareholder-approved plan that comports with good corporate governance practices instituted by a number of national stock exchanges or over-the-counter markets within the United States, in the event we procure a listing on any of such exchange or market.  A secondary reason in procuring shareholder approval is to ensure that any options we may issue under the 2005 Plan to persons who are citizens of or resident within the United States will qualify as incentive options under United States tax laws should that be necessary.  As discussed below, incentive options have favorable income tax consequences in the United States, and we anticipate that a number of key employees we engage will be U.S. citizens or residents for whom the grant of an incentive option may be an important inducement.  For an option to qualify for such preferential tax treatment, however, shareholder approval for the plan under which the option is granted must be obtained either in advance of the grant or within 12 months after the grant.

Even though we are seeking shareholder approval for the 2005 Plan, we nevertheless reserve the right to issue compensatory awards, including stock options, outside the 2005 Plan should our board conclude such action to be necessary or advisable, without offset or adjustment to shares reserved for future issuance under the 2005 Plan.

Summary Equity Compensation Plan Data

The following table sets forth information compiled on an aggregate basis as of December 31, 2004 with respect to the various equity compensation plans, including stand-alone compensation arrangements, under which we have granted or are authorized to issue equity securities to employees or non-employees in exchange for consideration in the form of goods or services:

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Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants Or Rights	Weighted- Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights)
Equity compensation plans approved by shareholders: Universal Guardian Holdings, Inc. 2002 Stock Compensation Program	100,000	$ 0.76	1,025,000
Equity compensation plans not approved by shareholders: Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan Stand-Alone Options and Warrants	125,000 10,558,750	$ 0.75 $ 0.68	1,553,007 —
Total	10,783,750	$ 0.68	2,578,007

Description of 2005 Plan

The 2005 Plan was adopted by our board on September 1, 2005.  The function of the plan is to provide our company with a shareholder-approved vehicle to attract, retain and motivate employees, directors and non-employee consultants upon whose judgment, initiative and effort the successful conduct or our business will be largely dependent, and to align their interests with those our of shareholders by providing incentive compensation opportunities tied to the performance of our common shares and by promoting increased ownership in our common shares by such persons.

Types of awards that may be granted under the 2005 Plan include stock awards, restricted stock awards and stock options, described as follows:

•

A stock award is an outright grant of common shares to a recipient in consideration for the provision of services which is made without restrictions on transfer or incidents of ownership and free of forfeiture conditions.

•

A restricted stock award is an outright grant of common shares to a recipient in consideration for the provision of services which is made subject to vesting, transfer and/or other forfeiture conditions.

•

A stock option is a right granted to a recipient in consideration for the provision of services which entitle the recipient to purchase share at a fixed or determinable exercise price.  A stock option can be either an “incentive stock option” (which, as discussed below, may have favorable income tax consequences in the United States, but are subject to certain limitations under United States tax laws) or a “non-qualified stock option” (defined as any stock option other than an incentive stock option).

We initially reserved 10,000,000 common shares for issuance under the 2005 Plan pursuant to its terms (the "stock pool").  Awards may be issued under the plan up to August 31, 2015.  As previously noted, the board adopted the 2005 Plan with the intent to replace the 2002 Plan and 2003 Plan, pursuant to which 1,125,000 and 713,007 common shares, respectively, remain available for issuance.  If you ratify the 2005 Plan, no further grants will be made under the 2002 Plan or the 2003 Plan.

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The 2005 Stock Plan is administered by a “Committee”, which is defined under the plan as the compensation committee established by our board of directors or, if there is no compensation committee, such other committee appointed by our board to administer the 2005 Plan, or if no such committee exists, the board or, in limited cases, designated officers.  The Committee interprets and administers all issues relating to the plan in its sole discretion, including selecting persons entitled to receive of awards, and determining the types of awards to be granted to those persons, the number of common shares in the stock pool subject to each award, the time and manner in which any award will be granted or exercised, and the terms and conditions of the award, including the imposition of vesting or transfer conditions.  All decisions of the Committee are final.

The 2005 Plan may be amended at any time and from time to time by our board of directors; provided, however, no amendment may adversely affect any outstanding award.

Grants under the 2005 Plan are subject to the following guidelines or limitations:

•

The only persons who can receive grants under the plan are employees, directors and non-employee consultants not engaged in capital raising or market maintenance or promotion activities of the company or any of our subsidiaries.

•

No grants of awards can be made under the plan after August 31, 2015, the ten year anniversary of the plan.

•

The Committee cannot set an exercise price for stock options less than fair market value of our common shares, provided, however, in the event of the grant of an incentive stock option, the exercise price cannot be less than 110% of fair market value in the case of a recipient who is a 10% shareholder.  The exercise price of any option granted may not be subsequently repriced without shareholder approval.

•

The maximum term that the Committee may afford a recipient to exercise a stock option is ten years from date of grant, with the exception of an incentive stock option granted to a 10% shareholder, which cannot be more than five years.

•

Unless otherwise provided in a governing award agreement, outstanding stock options will become fully vested in the event of (1) the termination of service of a recipient other than on account of death, disability or termination for cause, (2) the constructive termination of certain executive officers due to a reduction in their title or responsibilities; (3) the constructive termination of or a reduction in compensation or benefits of any recipient, or their relocation without their consent by more than 50 miles, or (4) a change in control

•

Unless otherwise provided in an award agreement, if a recipient’s service is terminated, the remaining term of his or her vested stock option shall be reduced to one year due to termination due to disability, 18 months due to death, and three months due to termination for any other reason, but in any event no later than the original expiration date.

•

Unless otherwise provided in an award agreement, the Committee may, in the event of the termination of a recipient for cause, immediately terminate his or her right to any further payments, vesting or exercisabilty under any outstanding award, and upon the prior determination that the recipient committed or may have committed any act that would result in termination for cause, suspend any of such rights.

•

Awards granted under the 2005 Plan are generally not transferable except upon the recipient’s death in the case of incentive stock options, and to family members in the case of non-qualified stock options, and will be subject to such conditions or restrictions which the Committee may impose.

•

Any cancelled or forfeited shares will be returned to the stock pool.

Proposed Awards

There are currently a total of seven full or part-time employees who will be eligible to receive grants under the 2005 Plan, including five executive officers and/or directors of Universal Holdings and six executive and/or directors of its

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subsidiaries.  We have no current plans to make any grants under the  2005 Plan, and have not granted or allocated any awards under the 2005 Plan to any identifiable persons or groups to date, including to any of our named executive officers, directors or director nominees, to any of their associates, or to any of the groups composed of our executive officers, non-executive directors, non-executive officers, or employees.

Description of United States Income Tax Consequences

The following summary of the U.S. federal income tax consequences of grants under the 2005 Plan is based upon federal income tax laws in effect on the date of this proxy statement.  This summary does not purport to be complete, and does not discuss, state, local or non-U.S. tax consequences.  In view of the complexities of these tax laws, recipients are advised to consult with their independent tax experts.

Stock Awards

In the case of a stock award, the recipient will recognize ordinary income compensation at the time of receipt of the award.  The amount of the income will be based upon the fair market value of the shares received determined as of the date of grant, less the amount of any purchase price that the recipient may be required to pay for the shares, and will be subject to withholding for federal income and employment tax purposes (if required).

The employer will be generally allowed an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code (the “Code”) and so long as the employer withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

The recipient’s basis in the shares received will be their fair market value as of the date of grant, and when the recipient subsequently sells or otherwise disposes of the shares, he or she will receive long or short-term capital gain or loss treatment depending on how long the shares have been held since the lapse or satisfaction of the forfeiture conditions.  The employer does not receive a tax deduction for any such gain.

Restricted Stock Awards

In the case of a restricted stock award, the rules of sections 83 and 409A of the Code and the regulations thereunder will generally apply.  Under section 83, taxation of the recipient will be “deferred” or delayed until any vesting or other conditions imposed on the grant that could result in the forfeiture of the underlying shares lapse or are satisfied.  Typical examples of vesting conditions are requirements that the recipient remain employed over a period of time (time-in-service vesting), or that that recipient attains certain performance benchmarks.  The amount of the income will be based upon the fair market value of the shares received determined as of the date of the lapse or satisfaction of the vesting conditions, less the amount of any purchase price that the recipient may be required to pay for the shares, and will be subject to withholding for federal income and employment tax purposes (if required).  Accordingly, should the fair market value of the shares go up or down between the date of original grant and the date of lapse or satisfaction of the forfeiture conditions, the amount includable in the recipient’s income will go up or down accordingly.  In the event that the forfeiture conditions lapse or are satisfied in increments over a period of years, such as in the case of time-in-service vesting conditions, each portion of the award will be taxed as the forfeiture vesting conditions associated with that portion of the award lapse or are satisfied.

The employer will be generally allowed an income tax deduction when income is recognized by the recipient, in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the employer withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

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The recipient’s basis in the shares received will be their fair market value as of the date of lapse or satisfaction of the forfeiture conditions, and when the recipient subsequently sells or otherwise disposes of the shares, he or she will receive long or short-term capital gain or loss treatment depending on how long the shares have been held since the lapse or satisfaction of the forfeiture conditions.  The employer does not receive a tax deduction for any such gain.

The recipient of a grant of a restricted stock award may make a special election under Section 83(b) of the Code to recognize compensation income at the time of the grant of the award, even though the forfeiture conditions have not lapsed or been satisfied, thereby avoiding the application of the general rules of taxation under Section 83 discussed above.  Thus, if the recipient anticipates an increase in the fair market value of the shares underlying the award, he or she may accelerate the date of taxation to the date of grant of the award in order to peg the taxes the recipient pays to the fair market value of the underlying shares at the grant date.  This may make sense in the event the recipient intends or is required to hold such shares for a long period of time.  If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse or forfeiture of any forfeiture conditions, and any gain or loss on subsequent disposition of the shares will be long or short-term capital gain to the recipient.  The Section 83(b) election must be made by the recipient within thirty days of receipt of the shares, and generally cannot be revoked.  If the recipient subsequently forfeits the shares due to the operation of the forfeiture conditions, he or she will not be eligible to recognize any loss on the forfeiture except for the amount, if any, actually paid by the recipient for such shares.

Non-Qualified Stock Options

Under section 83, the grant of non-qualified stock options is taxable at the date of exercise, as opposed to the date of grant or the lapse or satisfaction of forfeiture conditions as in the case of stock grants or restricted stock grants, respectively.   At the time of exercise, the recipient will include as ordinary income an amount equal to the difference between the fair market value of the underlying option shares as of that date and the option exercise price.

The recipient’s basis in the shares underlying the option will be their fair market value on the date of exercise, and when the recipient subsequently sells or otherwise disposes of the shares, he will generally recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.  The employer does not receive a tax deduction for any such gain.

The election to accelerate under section 83(b) discussed above is not available to non-qualified options, unless they have a “readily ascertainable market value”, which is defined by the IRS as being an option which, among other things, is actively traded on an established securities market.

Incentive Stock Options

Incentive stock options are governed under section 422 of the Code and the regulations thereunder.  Pursuant to section 422, the grant of an incentive stock option under the 2005 Plan will not result in any federal income tax consequences to the recipient or to the employer, including employment tax withholdings.  A recipient recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the employer receives no deduction at the time of exercise.  In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the recipient has held the shares.  If the recipient does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the recipient will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price.  The employer is not entitled to any deduction under these circumstances.

If the recipient fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”).  The amount of such ordinary income generally is the lesser of (1) the difference between the amount realized on the disposition and the exercise price or (2) the difference between the fair market value of the shares on the exercise date and the exercise price.  Any gain in

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excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the share were held for more than one year.  The employer, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the recipient’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment for the recipient in the year of exercise for purposes of the alternative minimum tax.  If a recipient’s alternative minimum tax liability exceeds his or her regular income tax liability, he or she will owe the larger amount of taxes.  In order to avoid the application of alternative minimum tax with respect to incentive stock options, the recipient must sell the shares within the same calendar year in which the incentive stock options is exercised.  However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

Deferred Compensation Under Section 409A Of The Code

In the event that a restricted stock award or a non-qualified stock option is issued at a discount to the fair market value of the shares as of the date of grant, or in the event that the terms of a restricted stock award or incentive or non-qualified stock option (even if issued at fair market value) allows the recipient to defer compensation until the later of the disposition of the shares or the exercise of the option (if applicable), then section 409A of the Code may become operative.  Under section 409A, unless previously taxed, the grant of the award would become taxable as of the date that the award is no longer subject to substantial risk of forfeiture, and will also subject the recipient to an additional 20% tax, unless the award provides by its terms that it is automatically exercised upon one or more of the following enumerated distribution events: dates specified in advance, termination of employment, death, disability, unforeseeable financial emergency or a change in control.  A stock option will not be subject to Section 409A if it exercised within 2½ months of the end of the recipient's tax year or the company's tax year in which the forfeiture conditions lapse or are satisfied.

Golden Parachute Payments Under Sections 280G and 4999 of the Code

The terms of the grant of a restricted stock award or the a stock option award may contain provisions that could subject the recipient to the so-called "golden parachute" provisions of sections 280G and 4999 of the Code.  Section 280G of the Code generally provides that, if certain payments in the nature of compensation paid to a “disqualified individual” exceed three times the individual’s “base amount” and are contingent on a change in control (“parachute payments”), then all amounts paid in excess of one times the base amount (the “excess parachute payment”) are nondeductible to the employer.  Section 4999 of the Code further imposes a 20 percent excise tax on the recipient of any excess parachute payment.  A disqualified individual is defined to include an employee or independent contractor who is either an officer, shareholder, or highly compensated individual at any time during the determination period

PROPOSAL NO. 4

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RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee of our board of directors has recommended, and our board has approved, the appointment of AJ. Robbins, PC as our independent auditors for our 2005 fiscal year.  AJ. Robbins, PC also served as our independent auditors for our 2004 fiscal year.  Since we believe it is important for Universal Holdings to receive your input on our selection of independent auditors for our company, that appointment is being presented to you for ratification.  We expect a representative of AJ. Robbins, PC will attend the Annual Meeting, and we will extend the opportunity

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to the representative to make a statement if he or she desires to do so.  This representative will also be available to answer any questions you may have.

Summarized below is the aggregate amount of various professional fees billed by our principal accountants with respect to our last two fiscal years:

	2004	2003
Audit fees	$ 124,837	$ 90,644
Audit-related fees	$ —	$ —
Tax fees	$ —	$ —
All other fees	$ —	$ —
All other fees, including tax consultation and preparation	$ —	$ —

All audit fees are approved in advance by our audit committee and board of directors.  AJ. Robbins, PC does not provide any non-audit services to Universal Holdings.

On March 8, 2005, we formally terminated the engagement of Stonefield Josephson, Inc. (“Stonefield Josephson”) as our independent auditors.  The decision to dismiss Stonefield Josephson was approved by our board of directors, which handles all audit committee functions.

Stonefield Josephson audited our financial statements for our two fiscal years ended December 31, 2003.  Stonefield Josephson’s reports on these financial statements were qualified as to uncertainty that the company would continue as a going concern.  Other than the foregoing, Stonefield Josephson’s reports on the financial statements for those fiscal years did not contain an adverse opinion or disclaimer of opinion and was not otherwise qualified or modified as to any other uncertainty, audit scope or accounting principles.  During those two fiscal years and also during the subsequent period through the date of Stonefield Josephson’s replacement as indicated above:  (1) there were no disagreements between Universal Holdings and Stonefield Josephson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; and (2) Stonefield Josephson provided no advice to Universal Holdings that (i) internal controls necessary to develop reliable financial statements did not exist, (ii) information had come to the attention of Stonefield Josephson which made it unwilling to rely on management’s representations, or unwilling to be associated with the financial statements prepared by management, or (iii) the scope of the audit should be expanded significantly, or information had come to the attention of Stonefield Josephson that it concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent audited financial statements.

On March 3, 2005, we formally appointed AJ. Robbins, P.C. (“A.J. Robbins”) as our new independent auditors.  The decision to engage AJ. Robbins was approved by our board of directors.  Prior to engaging AJ. Robbins, we did not consult with AJ. Robbins regarding the application of accounting principles to a specified completed or contemplated transaction, or the type of opinion that might be rendered regarding our financial statements, nor did we consult AJ. Robbins with respect to any accounting disagreement or any reportable event at any time prior to the appointment of that firm.

You should note that your ratification of our selection of AJ. Robbins, PC as our independent auditors for our 2005 fiscal year is advisory only and not binding upon Universal Holdings, although our board of directors will seriously consider your objections in not ratifying the appointment.  Even if our board of directors were to seek other independent auditors as a consequence of your objections, it is likely, because of the difficulty and expense of making any change in independent auditors, that the appointment of AJ. Robbins, PC would stand unless the board was to find other good

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reason to make a change.  Our board of directors also reserves the right to engage any other independent auditors at any time, notwithstanding your ratification of AJ. Robbins, PC as our independent auditors for fiscal 2005, should it deem it to be in the best interests of Universal Holdings and its shareholders.

Our board of directors recommends that you vote “FOR” the ratification of the appointment of AJ. Robbins, PC as our independent auditors for our 2005 fiscal year.  Proxies solicited by our board of directors will be so voted unless the holder of common stock tendering the proxy specifies otherwise.

PROPOSAL NO. 5

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OTHER MATTERS

The enclosed proxy card gives the proxy holder discretionary authority to vote the shares held by the shareholder tendering the proxy in accordance with the proxy holder’s best judgment with respect to all additional matters which might come before the Annual Meeting.  In addition to the scheduled items of business, the Annual Meeting may consider shareholder proposals omitted from this proxy statement pursuant to the SEC’s proxy rules and matters related to the conduct of the Annual Meeting.  At the date of printing of this proxy statement, we are not aware of any other matter which would be presented for action before the Annual Meeting.

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